                        AGREEMENT AND ARTICLES OF MERGER


     THIS AGREEMENT AND ARTICLES OF MERGER, is made and entered into this 25th day of November, 1985, by and between FPA PARAMOUNT FUND, INC., a Delaware corporation ("Paramount-Delaware"), and FPA PARAMOUNT FUND, INC., a Maryland corporation ("Paramount-Maryland".

     Paramount-Delaware and Paramount-Maryland hereby agree as follows:

     1. CONSTITUENT, SURVIVING CORPORATIONS. Paramount-Delaware and Paramount-Maryland shall be the constituent corporations to the merger ("Merger"). In accordance with the General Corporation Law of the State of Delaware and the General Corporation Law of the State of Maryland, Paramount-Delaware shall be merged into Paramount-Maryland and Paramount-Maryland shall be the surviving corporation of the Merger (hereinafter Paramount-Maryland may sometimes be referred to as the "Surviving Corporation"), effective at the time stated in the Articles of Merger and the Certificate of Merger to be filed with the Department of Assessments and Taxation of the State of Maryland and the Secretary of State of the State of Delaware, respectively ("Effective Time"). At the Effective Time, the name, identity and separate existence of Paramount-Delaware shall cease, all liabilities of Paramount-Delaware will be assumed by Paramount-Maryland, and all of the rights, privileges, powers, franchises, properties and assets of Paramount-Delaware shall be vested in Paramount-Maryland. The name, identity, existence, rights, privileges, powers, franchises, properties and assets of Paramount-Maryland shall continue unaffected and unimpaired by the Merger.

     2. ARTICLES OF INCORPORATION; BY-LAWS. The Articles of Incorporation and By-Laws of Paramount-Maryland in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Articles of Incorporation and By-Laws of the Surviving Corporation until further amended as provided therein or by law.

     3. DIRECTORS AND OFFICERS. The directors and officers of Paramount-Maryland immediately prior to the Effective Time shall continue as the directors and officers of the Surviving Corporation, to hold office subject to the Articles of Incorporation and By-Laws of the Surviving Corporation and the General Corporation Law of the State of Maryland.

     4. CONVERSION OF STOCK OF CONSTITUENT CORPORATIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share or fraction thereof of the Common Stock, par value $0.25 per share ("Common Stock"), of Paramount-Delaware, issued and outstanding prior to the Effective Time, excluding any treasury shares of Paramount-Delaware which shall cease to exist, shall be converted into one share or fraction thereof of Common Stock, par value $0.25 per share ("Common Stock"), of Paramount-Maryland. At the Effective Time, any outstanding certificates representing shares of Common Stock of Paramount-Delaware shall represent an equal number of full and fractional shares of Common Stock of Paramount-Maryland. At any time thereafter each holder of a stock certificate issued by Paramount-Delaware shall have the right to surrender such certificate to Paramount-Maryland and to receive in exchange a certificate representing an equal number of shares of Common Sock issued by Paramount-Maryland.

     5. SERVICE OF PROCESS.

        (a) Paramount-Maryland as the Surviving Corporation may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Paramount-Delaware as well as for the enforcement of any obligation of the Surviving Corporation arising from the Merger.

        (b) The Secretary of State of the State of Delaware is irrevocably appointed as the agent of the Surviving Corporation to accept service of process in any such suit or other proceeding. The address to which a copy of said process shall be mailed by the Secretary of State is

                           Corporate Secretary
                           FPA Paramount Fund, Inc.
                           10301 West Pico Boulevard
                           Los Angeles, California 90064

     6. CONDITIONS PRECEDENT. The obligations of Paramount-Delaware and Paramount-Maryland to effect the Merger shall be subject to the satisfaction of each of the following conditions:

        (a)     Each party shall have received an opinion of O'Melveny &
Myers to the effect that: (1) the merger of Paramount-Delaware into Paramount-Maryland will qualify as a reorganization within the meaning of
Section 368(a)(1) of the Internal Revenue Code of 1954. Each of the Constituent Corporations will be a party to the reorganization within the meaning of Section 368(b); (2) no gain or loss will be recognized to Paramount-Delaware upon the transfer of its assets to, and the assumption of its liabilities by Paramount-Maryland; (3) the basis of the assets of Paramount-Delaware received by Paramount-Maryland will be the same as the basis of such assets in the hands of Paramount-Delaware immediately prior to the merger; (4) the holding period of the assets of Paramount-Delaware received by Paramount-Maryland will include the period during which such assets were held by Paramount-Delaware; (5) no gain or loss will be recognized to Paramount-Maryland upon the receipt of assets of Paramount-Delaware; (6) no gain or loss will be recognized to the shareholder of Paramount-Delaware upon receipt of capital stock of Paramount-Maryland as a consequence of the merger; (7) the basis of the shares of Paramount-Maryland received by shareholders of Paramount-Delaware will be the same as the basis of the shares of Paramount-Delaware surrendered by such shareholders; (8) the holding period of the shares of Paramount-Maryland received by shareholders of Paramount-Delaware will include the holding period of such shares of capital stock of Paramount-Delaware as are surrendered by such shareholders, provided that such shares of Paramount-Delaware were held as a capital asset on the effective date of the merger; and (9) the accumulated earnings and profits of Paramount-Delaware will become earnings and profits of Paramount-Maryland available for the subsequent distribution of dividends within the meaning of
Section 316.
        (b) This Agreement and Articles of Merger and the Merger contemplated hereby shall have been adopted and approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of Paramount-Delaware entitled to vote thereon;

        (c) The Investment Advisory and Management Agreement currently in effect between Paramount-Delaware and First Pacific Advisors, Inc. ("FPA") shall have been approved by the Board of Directors of Paramount-Maryland as the Investment Advisory and Management Agreement between Paramount-Maryland and

FPA and to the extent required by law, by the members of the Board of Directors of Paramount-Maryland who are not interested persons of Paramount-Maryland or of FPA as defined in the Investment Company Act of 1940 ("Act");

        (d) Those persons who are serving as directors of Paramount-Delaware immediately prior to the Effective Time shall have been elected, subject to their availability, as members of the Board of Directors of Paramount-Maryland; and

        (e) The members of the Board of Directors of Paramount-Maryland who are not interested persons of Paramount-Maryland or of FPA as defined in the Act shall have selected as independent accountants for Paramount-Maryland such independent accountants as shall have been selected and ratified by the shareholders of Paramount-Delaware.

     At any time prior to the Effective Time, any of the foregoing conditions except 6(b) may be waived by the Board of Directors of Paramount-Delaware or the Board of Directors of Paramount-Maryland if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of Paramount-Delaware.

     7. AMENDMENT; TERMINATION. The Board of Directors of Paramount-Delaware and of Paramount-Maryland may amend this Agreement prior to the Effective Time if such amendment does not alter or change Section 4 hereof, alter or change any term of the Articles of Incorporation of Paramount-Maryland, or have a material adverse effect on the interests of the shareholders of Paramount-Delaware. The Board of Directors of Paramount-Delaware and of Paramount-Maryland may terminate this Agreement and abandon the Merger contemplated hereby, notwithstanding approval thereof by the shareholders of Paramount-Delaware and Paramount-Maryland, at any time prior to the Effective Time, if circumstances should develop that, in their judgment, make such amendment or termination advisable.

     8. INFORMATION REGARDING CONSTITUENT CORPORATIONS.

        (a) Paramount-Delaware was incorporated under the General Corporation Law of the State of Delaware on September 8, 1958 under the name Paramount Mutual Fund, Inc. The total number of shares of stock of all classes which Paramount-Delaware has authority to issue is 25,000,000 all of which are common stock of the par value of $.25 per share. There are 9,510,516 outstanding shares of such common stock entitled to vote on the merger. Paramount-Delaware has no principal office in the State of Maryland. Paramount-Delaware owns no interest in land in the State of Maryland and owns no property in the State of Maryland, title to which could be affected by the recording of an instrument among the Land Records.

        (b) Paramount-Maryland was incorporated under the Corporations and Associations Article of the Maryland Annotated Code on November 22, 1985. The total number of shares of stock of all classes which Paramount-Maryland has authority to issue is 25,000,000, all of which are common stock of the par value of $.25 per share; the merger is not to effect any amendment changing such capitalization. Paramount-Maryland has no stock outstanding or subscribed for and entitled to be voted on the merger. The principal office of Paramount-Maryland in the State of Maryland is located in the city of Baltimore, State of Maryland.

     9. REQUIRED RE-EXECUTION. When the constituent corporations have duly approved this Agreement in the manner required by law pursuant to Section 3-105 of the Corporations and Associations Article of the Maryland Annotated Code and
Section 252 of the Delaware General Corporation Law, then an Article 10, in the form following the signatures below shall be added to this agreement, and this Agreement shall be re-executed and the matters of fact set forth in this Agreement, including Article 10 hereof, shall be verified as required by the said provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                          FPA PARAMOUNT FUND, INC.,
                                          a Delaware corporation

(Corporate Seal)

                                          By   /s/ Christopher Linden
                                             ----------------------------------
                                              Christopher Linden
                                              Senior Vice President
Attest:



By:  /s/ Sherry Sasaki
   ----------------------------------
   Sherry Sasaki
   Assistant Secretary


                                          FPA PARAMOUNT FUND, INC.,
                                          a Maryland corporation

(Corporate Seal)

                                          By   /s/ Christopher Linden
                                             ----------------------------------
                                              Christopher Linden
                                              Senior Vice President
Attest:



By:  /s/ Sherry Sasaki
   ----------------------------------
   Sherry Sasaki
   Assistant Secretary

     10. RE-EXECUTION. This Agreement and Articles of Merger has been duly advised, authorized, and approved by both Paramount-Maryland and Paramount-Delaware in the manner and by the vote required by its charter and the laws of the state where it is organized. In the case of Paramount-Delaware, this Agreement and Articles of Merger has been approved by resolutions adopted by the Board of Directors, by majority vote of the entire Board of Directors, and has been duly approved by the affirmative vote of the holders of a majority of the outstanding shares authorized to vote in the manner and by the vote required by the Charter of said corporation and the General Corporation Law of the State of Delaware. In the case of Paramount-Maryland, this Agreement and Articles of Merger has been duly approved by a majority of the entire Board of Directors of said corporation, there being no stock outstanding or subscribed for and entitled to be voted on the merger, in accordance with the Charter of said corporation and Section 3-105 of the Corporations and Associations Article of the Maryland Annotated Code.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly re-executed and delivered by their duly authorized officers on this 24th day of January 1986.


(Corporate Seal)


                                          FPA PARAMOUNT FUND, INC.,
                                          a Delaware corporation
Attest:


By:  /s/ Sherry Sasaki                    By   /s/ Christopher Linden
   ----------------------------------        ----------------------------------
   Sherry Sasaki                              Christopher Linden
   Assistant Secretary                        Senior Vice President



(Corporate Seal)


                                          FPA PARAMOUNT FUND, INC.,
                                          a Maryland corporation
Attest:


By:  /s/ Sherry Sasaki                    By   /s/ Christopher Linden
   ----------------------------------        ----------------------------------
   Sherry Sasaki                              Christopher Linden
   Assistant Secretary                        Senior Vice President

     I, Christopher Linden, Senior Vice President of FPA Paramount Fund, Inc., a Maryland corporation, who executed on behalf of said corporation, the foregoing Agreement and Articles of Merger, of which this Certificate is made a part, hereby acknowledge, in the name of and on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certify that, to the best of my knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties for perjury.

Executed this 24th day of January, 1986.



                                            /s/ Christopher Linden
                                          ----------------------------------
                                          Christopher Linden
                                          Senior Vice President



     I, Christopher Linden, Senior Vice President of FPA Paramount Fund, Inc., a Delaware corporation, who executed on behalf of said corporation the foregoing Agreement and Articles of Merger, of which this Certificate is made a part, hereby acknowledge, in the name of and on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certify that, to the best of my knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties for perjury.

Executed this 24th day of January, 1986.



                                            /s/ Christopher Linden
                                          ----------------------------------
                                          Christopher Linden
                                          Senior Vice President

                            FPA PARAMOUNT FUND, INC.

                             a Delaware Corporation


                             Secretary's Certificate


     I, Sherry Sasaki, Assistant Secretary of FPA Paramount Fund, Inc., a Delaware corporation ("FPA-Del,"), do hereby certify, in accordance with the provisions of the General Corporation Law of the State of Delaware and the Corporations and Associations Article of the Annotated Code of Maryland, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of FPA-Del. and signed under its corporate seal by officers of FPA-Del. thereunto duly authorized, was duly approved and adopted by shareholders of FPA-Del. on the 8th day of January, 1986.

     WITNESS my hand and the seal of FPA Paramount Fund, Inc., a Delaware corporation, this 24th day of January, 1986.



                                           /s/ Sherry Sasaki
                                          ----------------------------------
                                           Sherry Sasaki
                                           Assistant Secretary

(Corporate Seal)